UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

_______________

Frezer, Inc.
(Exact name of registrant as specified in its charter)

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Nevada	000-51336	20-2777600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Lakeview Way
Vero Beach, FL	32963

(Address of principal executive offices)	(Zip Code)

(772) 231-7544

(Registrant’s telephone number, including area code)

None.

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 9, 2009, Vero Management, LLC (“Vero”) loaned Frezer, Inc. (the “Company”) the sum of eight thousand seven hundred fifty dollars ($8,750.00). In consideration thereof, the Company issued an unsecured promissory note in the principal amount of $8,750 to Vero, pursuant to which the principal amount thereunder shall accrue interest at the rate of five percent (5%) per annum, and such principal and all accrued interest shall be due and payable on such date that Vero, by delivery of written notice to the Company, demands payment of all obligations thereunder (the “Maturity Date”).  Under the note, it shall be deemed an “Event of Default” if the Company shall: (i) fail to pay the entire principal amount of the note when due and payable, (ii) admit in writing its inability to pay any of its monetary obligations under the note, (iii) make a general assignment of its assets for the benefit of creditors, or (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings. In the event that an Event of Default has occurred, Vero or any other holder of the note may, by notice to the Company, declare the entire note to be immediately due and payable. In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then the entire note shall automatically become due and payable without any notice or other action by Vero. Commencing five days after the occurrence of any Event of Default, the interest rate on the note shall accrue at the rate of eighteen percent (18%) per annum.  Vero is owned and controlled by Kevin R. Keating, the Company’s sole officer and director.  A copy of this note is attached hereto as Exhibit 4.1.

On January 9, 2009, Keating Investments, LLC (“Keating Investments”) loaned the Company the sum of eight thousand seven hundred fifty dollars ($8,750.00). In consideration thereof, the Company issued an unsecured promissory note in the principal amount of $8,750 to Keating Investments, pursuant to which the principal amount thereunder shall accrue interest at the rate of five percent (5%) per annum, and such principal and all accrued interest shall be due and payable on such date that Keating Investments, by delivery of written notice to the Company, demands payment of all obligations thereunder (the “Maturity Date”).  Under the note, it shall be deemed an “Event of Default” if the Company shall: (i) fail to pay the entire principal amount of the note when due and payable, (ii) admit in writing its inability to pay any of its monetary obligations under the note, (iii) make a general assignment of its assets for the benefit of creditors, or (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings. In the event that an Event of Default has occurred, Keating Investments or any other holder of the note may, by notice to the Company, declare the entire note to be immediately due and payable. In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then the entire note shall automatically become due and payable without any notice or other action by Keating Investments. Commencing five days after the occurrence of any Event of Default, the interest rate on the note shall accrue at the rate of eighteen percent (18%) per annum.  Keating Investments is the managing member of KI Equity Partners IV, LLC (“KI Equity”), the Company’s controlling stockholder.  Timothy J. Keating is the principal member of Keating Investments and is the manager of KI Equity.  Kevin R. Keating, the Company’s sole director and officer, is the father of Timothy J. Keating. A copy of this note is attached hereto as Exhibit 4.2.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit Number	Description

4.1	Promissory Note issued by Frezer, Inc. to Vero Management, LLC, dated January 9, 2009.
4.2	Promissory Note issued by Frezer, Inc. to Keating Investments, LLC, dated January 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2009	FREZER, INC.

	By:	/s/ Kevin R. Keating
Kevin R. Keating
President